Exhibit 99.1

Allscripts Contacts:

Dan Michelson	Bill Davis
Chief Marketing Officer	Chief Financial Officer
312-506-1217	312-506-1211
dan.michelson@allscripts.com	bill.davis@allscripts.com

FOR IMMEDIATE RELEASE

Allscripts Reports Record Results

Software and Related Services Revenue Increase 98% Over Prior Year

CHICAGO, IL – May 2, 2006 – Allscripts (Nasdaq: MDRX), the leading provider of clinical software, connectivity and information solutions that physicians use to improve healthcare, today announced results for the three months ended March 31, 2006.

Total revenue for the three months ended March 31, 2006 was a record $42.2 million, compared to $26.2 million for the same period last year. Revenue from software and related services for the three months ended March 31, 2006 was a record $28.3 million, compared to $14.3 million for the same period last year, increasing by approximately 98%.

Gross margin percentage was 47.7% for the first quarter of 2006, compared to 46.4% during the first quarter of 2005.

On March 2, 2006, Allscripts finalized the acquisition of A4 Health Systems, Inc. The Company’s results for the three months ended March 31, 2006 include A4’s results for March.

Cash earnings for the period ended March 31, 2006 was $6.4 million, or $0.13 per diluted share, compared to $2.9 million, or $0.07 per diluted share, for the same period last year, an increase of approximately 117%. Cash earnings are comprised of operating income giving effect to the add-back of depreciation and amortization, stock-based compensation, one-time A4 integration costs, and net interest income or expense. A reconciliation of cash earnings and cash earnings per diluted share to GAAP earnings and GAAP earnings per diluted share is included as part of this press release.

Net income for the three-months ended March 31, 2006 was $1.3 million, or $0.03 per diluted share, compared to net income of $1.3 million, or $0.03 per diluted share, for the same period last year.

As of March 31, 2006, the Company had cash and marketable securities of $66.8 million. This amount reflects $141 million of net proceeds received in February 2006 related to the issuance of 8.4 million shares of Allscripts common stock, a total of approximately $231 million paid in connection with the acquisition of A4, and $21.1 million paid to IDX Investment Corporation, a wholly owned subsidiary of GE, to repurchase 1.25 million shares of Allscripts common stock.

“Our first quarter results confirm the continuing momentum for our solutions in the market,” said Glen Tullman, Chief Executive Officer of Allscripts. “In addition, our acquisition of A4 Health Systems, which we announced and completed during the quarter, adds substantially to our market position, supplements our sales, accelerates earnings, and doubles the size of our sales force, while broadening our product portfolio and opening up new markets for us. The bottom line is that our leadership position in the market has never been more solid and our ability to deliver has never been more promising.”

Allscripts will conduct a conference call on Tuesday, May 2, 2006 at 4:30 PM eastern time. The conference call can be accessed by dialing 1-888-644-5594, or via the Internet at www.allscripts.com. A recording of the conference call will be available for review through May 16, 2006, at www.allscripts.com or by calling 1-800-642-1687, ID # 8102313.

About Allscripts

Allscripts is the leading provider of clinical software, connectivity and information solutions that physicians use to improve healthcare. The Company’s business groups provide unique solutions that inform, connect and transform healthcare. The Clinical Solutions Group’s award-winning software applications include electronic health record, practice management, e-prescribing, document imaging, emergency department and care management solutions. Additionally, Allscripts provides clinical product education and connectivity solutions for physicians and patients through its Physicians Interactive™ Group and medication fulfillment services through its Medication Services Group. To learn more, visit Allscripts at www.allscripts.com.

This announcement may contain forward-looking statements about Allscripts Healthcare Solutions that involve risks and uncertainties. These statements are developed by combining currently available information with Allscripts beliefs and assumptions. Forward-looking statements do not guarantee future performance. Because Allscripts cannot predict all of the risks and uncertainties that may affect it, or control the ones it does predict, Allscripts’ actual results may be materially different from the results expressed in its forward-looking statements. For a more complete discussion of the risks, uncertainties and assumptions that may affect Allscripts, see the Company’s 2005 Annual Report on Form 10-K, available through the Web site maintained by the Securities and Exchange Commission at www.sec.gov.

Allscripts Healthcare Solutions, Inc.

Condensed Consolidated Balance Sheets

(amounts in thousands)

(Unaudited)

	March 31, 2006	December 31, 2005
Assets

Current assets:
Cash and cash equivalents	$35,225	$60,905
Marketable securities	13,726	54,408
Accounts receivable, net	43,366	29,244
Other receivables	162	502
Deferred taxes, net	7,200	—
Inventories	4,063	2,174
Prepaid expenses and other current assets	6,877	5,811

Total current assets	110,619	153,044

Long-term marketable securities	17,812	30,750
Fixed assets, net	12,182	2,753
Software development costs, net	6,777	6,409
Deferred taxes, net	28,232	—
Intangible assets, net	86,907	9,151
Goodwill	181,104	13,760
Other assets	5,779	5,097

Total assets	$449,412	$220,964

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$12,144	$8,630
Accrued liabilities	22,048	13,791
Deferred revenue	37,459	17,306
Current portion of long-term debt	243	—

Total current liabilities	71,894	39,727

Long-term debt	85,637	82,500
Other liabilities	309	318

Total liabilities	157,840	122,545

Stockholders’ equity	291,572	98,419

Total liabilities and stockholders’ equity	$449,412	$220,964

Allscripts Healthcare Solutions, Inc.

Condensed Consolidated Statements of Operations

(amounts in thousands, except per-share amounts)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Revenue:
Software and related services	$28,314	$14,310
Prepackaged medications	11,510	9,835
Information services	2,380	2,050

Total revenue	42,204	26,195

Cost of revenue:
Software and related services	11,481	5,124
Prepackaged medications	9,326	7,723
Information services	1,272	1,181

Total cost of revenue	22,079	14,028

Gross profit	20,125	12,167

Operating expenses:
Selling, general and administrative expenses	16,401	10,357
Stock-based compensation expense	407	—
Amortization of intangibles	1,370	436

Income from operations	1,947	1,374

Interest expense	(895)	(907)
Interest income	1,199	877
Other expense, net	(118)	(10)

Income before income taxes	2,133	1,334

Income taxes	810	—

Net income	$1,323	$1,334

Net income per share - basic	$0.03	$0.03

Net income per share - diluted	$0.03	$0.03

Weighted average shares of common stock outstanding used in computing basic net income per share	44,903	39,073

Weighted average shares of common stock outstanding used in computing diluted net income per share	47,974	42,171

Allscripts Healthcare Solutions, Inc.

Reconciliation of Non-GAAP Measure of Cash Earnings and Cash Earnings Per Share

(amounts in thousands, except per-share amounts)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Net income	$1,323	$1,334

Add back:
Income taxes	810	—
Interest income (expense) and other, net	(186)	40

Operating income	1,947	1,374

Add back:
Depreciation and amortization	2,703	1,600
Stock-based compensation	407	—
A4 Health Systems integration costs	1,021	—

Adjusted operating income	$6,078	$2,974

Interest income (expense), net	304	(30)

Cash earnings	$6,382	$2,944

Cash earnings per share - basic	$0.14	$0.08

Cash earnings per share - diluted	$0.13	$0.07

Weighted average shares of common stock outstanding used in computing basic cash earnings per share	44,903	39,073

Weighted average shares of common stock outstanding used in computing diluted cash earnings per share	47,974	42,171